Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-11 of Invesco Real Estate Income Trust Inc. of our report dated February 27, 2026 relating to the financial statements and financial statement schedule of Vida JV LLC, which appears in Invesco Real Estate Income Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
April 10, 2026